SHARE CANCELLATION AGREEMENT

This SHARE CANCELLATION AGREEMENT (this “Agreement”), dated September 30, 2015 (the “Effective Date”), by and between Legacy Ventures International Inc. (the “Company”), a Nevada corporation, and REHAN SAEED, individually (the “Shareholder”).  Company and Shareholder are also hereinafter individually and jointly referred to as “Party” and/or “Parties”.

RECITALS

WHEREAS, as of the date hereof, the Shareholder is the owner of 37,800,000 shares of the Company’s commons stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, concurrently herewith, Company and the Shareholder are entering into certain Share Exchange Agreement (the “Share Exchange Agreement”) dated September 30, 2015 with RM Fresh Brands Inc., a corporation formed under the laws of the Province of Ontario, Canada (“RM Fresh”), pursuant to which Company and the Shareholder will cancel 35,800,000 shares of Common Stock (“Cancellation Shares”) in exchange for the consummation and execution of the Share Exchange Agreement; and

WHEREAS, it is a condition precedent to the consummation of the Share Exchange Agreement that the Shareholder will enter into this Agreement, which will effectuate the cancellation of the Cancellation Shares; and

WHEREAS, the Shareholder is entering into this Agreement to, amongst other things, induce RM Fresh to enter into the Share Exchange Agreement and the Shareholder acknowledges that RM Fresh would not consummate the transactions contemplated by the Share Exchange Agreement unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

In consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.

Cancellation of Cancellation Shares. On the Effective Date, the Shareholder will deliver to Company the necessary documentation for the cancellation of the stock certificates representing the Cancellation Shares and hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Cancellation Shares such that the Cancellation Shares will no longer be outstanding on the stock ledger of the Company.  The Company shall immediately deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Cancellation Shares.

2.

Effective Date. This Agreement shall become effective upon the execution of this Agreement.  The transactions to occur at such place and time with respect to this Agreement are referred to herein as the “Closing”.

3.

Waiver.  At and subsequent to the Closing, the Shareholder hereby waives any and all rights and interests he has, had or may have with respect to the Cancellation Shares.

4.

Representations by the Shareholder.   (a)  The Shareholder owns the Cancellation Shares of record and beneficially free and clear of all liens, claims, charges, security interests, and/or encumbrances of any kind whatsoever.  The Shareholder has sole control over the Cancellation Shares and/or sole discretionary authority over any account in which they are held.  Except for this Agreement, no person/entity has any option or right to purchase or otherwise acquire the Cancellation Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Cancellation Shares.

(b)

The Shareholder has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, binding obligation of the Shareholder, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

(c)

The Shareholder represents and warrants that it has the requisite authority and capacity to enter into this Agreement, as well as carry out the terms/conditions referenced herein. Additionally, Shareholder represents and warrants that its compliance with the terms and conditions of this Agreement and will not violate any instrument relating to the conduct of its business, or any other agreement which it may be a party, or any Federal and State rules or regulations applicable to either Party.

6.

Further Assurances.   Each Party to this Agreement will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Cancellation Shares).

7.

Entire Agreement; Amendments.   This Agreement contains the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically  set forth herein, neither the Company nor the Shareholder makes any representation, warranty, covenant or undertaking with respect to such matters. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by both Parties.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

8.

Survival of Agreements, Representations and Warranties, etc.   All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

9.

Successors and Assigns.   This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

10.

Governing Law.   This Agreement and the obligations, rights and remedies of the Parties hereto are to be construed in accordance with and governed by the laws of the State of New York, with any action/dispute concerning this Agreement to be commenced exclusively in the state and federal courts sitting in the City of New York.

11.

Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

12.

Miscellaneous.  This Agreement embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.   If any provision of this Agreement shall be held invalid or unenforceable for whatever reason, the remainder of this Agreement shall not be affected thereby and every remaining provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Share Cancellation Agreement as of the date first above written.

Legacy Ventures International Inc.

By:_______________________

Name:

Rehan Saeed

Title: President

By:_______________________

Rehan Saeed, Individually

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